                                                              EXHIBIT 1.A.(3)(b)

                            GENERAL AGENCY AGREEMENT

         This Agreement, effective as of the 3rd day of AUGUST, 1987, is made between Royal Tandem Life Insurance Company (the "Company"), a New York insurance company, and Merrill Lynch Life Agency Inc., a Washington corporation, and the corporations listed together with their respective states of incorporation on the signature pages hereof, (hereinafter referred to collectively as the "General Agent").

         I.      APPOINTMENT

                 Subject to all the terms of this Agreement, the General Agent is hereby appointed by the Company to represent it in the sale of the products set forth in Appendix A (which is attached to and made part of this Agreement), or supplements thereto executed by the Company and the General Agent, in any jurisdiction in which the Company and the General Agent are both licensed and in which the products may be legally sold.

                 The General Agent hereby accepts such appointment. The Company and the General Agent agree that this Agreement is not an

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

exclusive Agreement and no rights of exclusivity arise herefrom in favor of either party.

                                       2

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         II.     AUTHORIZATION

                 The General Agent is authorized to:

                 a. promote, market, solicit, sell and deliver policies and contracts, collect and receive initial premiums and considerations thereon, and perform any other act specifically authorized by this Agreement or in writing by the Company, and

                 b. appoint such sub-agents and solicitors, subject to the approval of the Company, as the General Agent deems necessary to conduct the General-Agency business under this Agreement.

                 Neither the General Agent nor any sub-agent is authorized to make, alter or discharge any policy or contract for the Company, waive charges, lapses or forfeitures, name special rates, guarantee interest rates, policy values or dividends, incur any debt or liability in the Company's name, or otherwise bind the Company in any way, or under any circumstances to execute any receipt for deferred or renewal premiums or considerations, or make any endorsement on any policy or contract of the Company, or to receive any payments due or to become due to the Company, except for initial premiums or considerations on the policies and contracts covered by this Agreement. The

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Company shall maintain one or more administrative office(s) to which all policy applications, premiums and policy service requests shall be referred by the General Agent.

         III.    RELATIONSHIP

                 The General Agent is an independent contractor, and shall be free to exercise independent judgment as to the time and manner of performing the services authorized by this Agreement, subject to the limitations described in this Agreement and to such rules and regulations as are now in effect or as may hereafter be adopted from time to time respecting the conduct of the Company's business and not interfering with the indicated freedom of action of the General Agent. Nothing contained herein shall be construed as creating any relationship other than that of independent contractor between the Company and the General Agent, nor as creating any relationships of employer and employee between the Company and any sub-agent or any employee of the General Agent or any sub-agent, nor make any employee of the General Agent or any sub-agent eligible to participate as a member in the Company's Group Insurance, Investment or Retirement Plans nor shall any period under this Agreement be counted as a period of membership under any of such Plans. Nothing contained

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in this Agreement shall restrict the General Agent from representing any other insurer.

         IV.     EXPENSES

                 The General Agent shall pay all expenses whatsoever connected with operating its business. The Company shall not be liable for any expenses incurred by the General Agent or any sub-agent unless the Company has specifically agreed in writing to pay such expenses.

         V.      NOTICE

                 A. The Company will give the General Agent the earliest practicable notice in advance of any changes made with regard to products marketed under this Agreement. If the decision to make changes with regard to such products is not in response to legal or regulatory mandate, 30 days prior written notice to the General Agent is required.

                 B. The Company will notify the General Agent within 10 days of its making public any actual or impending material adverse change in the Company's financial condition, the financial condition of any subsidiary, parent company or

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

reinsurer, or if the "Best's" rating of the Company, any subsidiary, parent or reinsurer has been or is to be lowered.

                  C. (1) Within 20 days after the Company has sent or delivered the following reports to the pertinent regulatory agency, the Company agrees to send or furnish the General Agent a copy of each such report actually filed. The reports are:

                          (a) The Annual Statement of the Company filed with the Company's State of domicile.

                          (b) The Quarterly Convention Statement of the Company filed with the Company's state of domicile.

                 (2) If the Company is part of an insurance holding company system under the laws of its state of domicile and subject to said laws, the Company agrees to send, within 20 days of delivery to the pertinent regulatory agency, copies of the following:

                          (a) Any amendments to the Company's Registration Statement.

                          (b) The Company's Annual Report describing transactions during the prior year with entities within the holding company system.

                           (c) Any requests for approval filed by the Company with said regulatory agency with respect to any proposed transaction(s) between the Company and any entity within the holding company system.

                           (d) If applicable, the 10-K report of the Company's parent filed with the United States Securities and Exchange Commission ("SEC").

                           (e) If applicable, the 10-Q report of the Company's parent filed with the SEC.

                  D. Each party will notify the other of any regulatory or administrative investigation or inquiry, claim or judicial proceeding or customer complaint which may affect products marketed or services rendered under this Agreement within 10 days of its receipt of notice of such action, excluding, however, claims for benefits under a policy of application or contests regarding the validity, enforceability, or construction of any policy or application issued by the Company.

                          (1)     Within 10 days after receipt by either party
of notice of any such investigation, claim, proceeding or customer complaint, the party in receipt thereof will notify the other party by forwarding a copy of all documents received in

                                       7

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connection with the matter and will communicate to the other party additional information it deems reasonably necessary to furnish the other party a complete understanding of same.

                          (2)     In the case of a customer complaint with
respect to the General Agent, any sub-agent or any company or person affiliated with the General Agent or any sub-agent, the Company shall not take any final action with respect to such complaint without prior consultation with the General Agent.

                          (3)     For the purposes of this Agreement, the term
"customer complaint" shall mean a written communication either directly from a purchaser or his legal representative or indirectly from a regulatory agency to which he or his legal representative has written, expressing a grievance.

                          (4)     Each party agrees to cooperate fully with the
other in any administrative or regulatory investigation or inquiry, claim or judicial proceeding or customer complaint regarding products marketed or services rendered under this Agreement.

                 E. Any change in interest rates for new contracts or renewals will be confirmed in writing to the General Agent.

                 F. Any written notice under this Agreement shall be deemed to have been given when delivered personally or when


                                       8

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mailed by first class mail, postage prepaid, or sent by prepaid telegram to the address of record of the recipient with the sender.

         The initial addresses of record of the parties are as follows:

                                  Merrill Lynch Life Agency Inc.
                                  800 Scudders Mill Road
                                  Plainsboro, New Jersey 08536
                                  Attention:  Robert C. McClanahan, Jr.

                                  Royal Tandem Life Insurance Company
                                  1700 Broadway
                                  New York, New York 10019
                                  Attention:  James J. McDonnell

         IV.     COMPENSATION

                 A. The Company will from time to time publish Compensation Schedules, which shall, when published, become a part of this Agreement. Each Compensation Schedule shall have a stated effective date, which shell be no earlier than the date of its delivery to the General Agent. Each Compensation Schedule shall contain compensation information pertaining to one or more

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products, and may contain rules and conditions relating to the sales of such products and the compensation therefor. Each Compensation Schedule shall apply to the payment by the Company to the General Agent for all products covered by such Compensation Schedule on and after its effective date.

                 B. The Company will send a Statement of Account, including overrides and any agreed expense reimbursement allowances, for the preceding month to the General Agent within 15 days after the end of each month and pay to the General Agent any net monies found to be due under the terms of this Agreement within 30 days thereafter.

         VII.    TERRITORY, WITHDRAWAL OF BUSINESS AND POLICY FORMS, LICENSING

                 The Company, upon 10 days prior written notice to the General Agent, may stop doing business in any state or territory and withdraw any policy or contract forms from the General Agent. The Company may suspend the sale of any policy or contract upon notice to the General Agent.

                 The General Agent will be responsible for securing the licensing and making the formal appointment of its sub-agents.

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

At the General Agent's request, the Company will furnish reasonable cooperation in connection therewith.

         VIII. BOOKS, RECORDS

                 A. The Company and its designees shall have the right, during normal business hours and upon 10 days prior written notice, to inspect the books and records of the General Agent or any sub-agent relating solely to the business contemplated by this Agreement. The General Agent shall have the same right to inspect the books and records of the Company.

                 B. The Company shall furnish the General Agent with specimen forms required by regulations, such 25 replacement analysis forms, and disclosure material required for use in connection with the sale of the Company's products.

                 C. The Company shall furnish the General Agent with current customer data such as names, addresses and policy terms as reasonably requested.

                 D. Any unused policies, forms, applications and other supplies furnished by the Company to the General Agent shall always remain the property of the Company and shall be accounted for and returned by the General Agent to the Company on demand.

                 E. From time to time, the Company may develop and make available to the General Agent computer software or related materials ("Software"), in magnetic, written or other form, to be used in connection with the sale of the Company's products. The Company hereby grants the General Agent a non-exclusive, royalty-free license to use any such Software in connection with the performance of its obligations hereunder. The Company warrants that it has the right to grant such license. The General Agent agrees not to copy such Software, except as required to perform its obligations hereunder, nor to generate or obtain written copies of such Software supplied in magnetic form and to return all such Software and all copies thereof upon demand or upon the termination of this Agreement.

         IX.     PRODUCT NAMES

                 A. The Company hereby represents and warrants that the Company has the right to use any product name being used by the Company in connection with this Agreement.

                 B. The Company shall indemnify and defend the General Agent from and against any and all claims (including the costs of reasonable attorneys' fees, investigation and defense of such claims) for infringement of the rights of third parties with respect to the use of any of the Company's product names in connection with this Agreement.

                  C. Each party shall notify the other promptly in writing of any and all allegations or claims by others cf which it may become aware that the use of any of the Company's product names infringes any trademark or service mark, violates any property right of a third party, or violates or is contrary -- to any law, regulation, order, consent, or the like. The indemnification provided for in the preceding paragraph shall not apply if the General Agent has failed to furnish such prompt notification with respect to the claim giving rise to the indemnification, and the Company has been prejudiced by such failure. The Company shall notify the General Agent of the settlement or other outcome of any such claim or suit.

         X.      INDEMNIFICATION

                 A. The Company shall indemnify and hold the General Agent and any sub-agent, director, officer, employee or agent thereof harmless against and from all civil liability, including attorneys' fees and costs of investigation and defense incident thereto arising as a result of errors, omissions, negligence, misrepresentation or wrongful action of the Company, including failure to comply with any provision of this Agreement or with any applicable federal law or regulation, state law or regulation, administrative rule or regulation, or rule of any applicable self-regulatory organization. The General Agent shall indemnify and hold the Company and any director, officer, employee or agent thereof, harmless against and from all civil liability, including attorneys' fees and costs of investigation and defense incident thereto arising as a result of errors, omissions, negligence, misrepresentation or wrongful action of the General Agent or sub-agents including failure to comply with any provision of this Agreement or with any applicable federal law or regulation, state law or regulation, administrative rule or regulation, or rule of any applicable self-regulatory organization. This Section X will survive the termination of this Agreement.

         XI.     CUSTOMER CONFIDENTIALITY

                 The Company shall not disclose the names and addresses of the General Agent's customers and applicants to any other insurance company, investment adviser, or securities broker dealer (including affiliates of the Company) nor to any agent, agency manager, broker or other sales representative of such companies. The Company may not, without the General Agent's consent, solicit any of such customers and applicants for any of the Company's products. Routine communication including renewal notices, premium statements, lapse notices, reinstatement notices, conservation letters and other contacts with existing or recently lapsed policy or contract holders regarding these policies or contracts shall, however, be permitted. This section is not intended to limit the right of the Company to enter into administration and servicing agreements with other companies (including affiliates) under which technical and administrative personnel may have access to certain names and addresses in the ordinary course of business. Such agreements will provide for the preservation or the confidentiality of this information.

         XII.    GENERAL PROVISIONS

                 A. No assignment of this Agreement shall be valid; no commissions or any other payments to accrue hereunder shall be assigned or transferred in whole or in part without the written consent of the Company. Such consent will not be unreasonably withheld.

                 C. The first premium or consideration on any policy or contract covered by this Agreement is due and payable to the

Company immediately upon collection. The General Agent shall immediately remit to the Company all payments received or collected on behalf of the Company; all such payments received or collected on behalf of the Company by the General Agent shall be considered trust funds held for the benefit of the Company. Nothing herein shall limit the Company's discretion to accept or reject any application for the purchase of any of its products.

                 C. Neither the General Agent nor any sub-agent shall pay or allow any inducement not Specified in the policy or contract, nor rebate any premium or consideration or portion thereof, in any manner whatsoever

                 D. The General Agent will perform any investigation required by the law of the jurisdiction in which any sub-agent's license is sought. The General Agent vouches for the character, competence and qualifications of each sub-agent appointed as contemplated by this Agreement. The General Agent will be responsible for all acts and omissions of each sub-agent relating to any activities of such sub-agent with respect to the sale of the Company's products during any period of license. Neither the General Agent nor any sub-agent will solicit applications for business for the Company in any jurisdiction in which the Company, the General Agent and the sub-agent are not each duly licensed, nor use any stationery, letterhead, business card or other similar item which refers to the Company in conjunction with any product which is not product of the Company.

                 E. The Company, subject to the duty of prior consultation in Clause Y. A. 2. hereof, shall have the right to decide, and to settle, any claim or claims of applicants, policyholders, agents, brokers or others against the General Agent or the Company in connection with any transaction arising from this Agreement. If such settlement results in the recession of a policy and the total or partial refund of premiums and considerations previously paid, the General Agent shall return to the Company all commissions resulting from such premiums and considerations (and the General Agent shall not be paid any commissions resulting from such premiums and considerations which commissions have been accrued but not paid). If such settlement results in a payment other than a refund of premiums and considerations, the Company reserves the right to seek recovery of the amount of such payment if the underlying claim resulted from alleged acts or omissions of the General Agent or any sub-agent. If any proceeding brought to enforce such right of recovery, the reasonableness of the Company's settlement with the original claimant shall be presumed in the absence of clear and convincing evidence proving the contrary.

                 F. The Company may offset any amount claimed by it under this Agreement against any account payable by the Company to the General Agent; if there be nothing payable to the General Agent by the Company, any such amount shall be the indebtedness of the General Agent and will survive termination of this Agreement.

                 G. Nothing in this Agreement shall be deemed to impose any limitation on the right of the Company immediately to terminate any sub-agent and the Company's licensing or sponsoring thereof under the law of any state, with or without cause and with or without notice, and to require the General Agent immediately to terminate any agreement or relationship between the General Agent and any such sub-agent to the extent necessary to preclude any such sub-agent from representing the Company; any written agreements between the General Agent and its sub-agents must so provide.

                 H. This Agreement, together with its attachments, contains the entire Agreement between the parties concerning any transactions entered into on or after the date hereof and supersedes any and all prior oral or written agreements or understandings relating to the subject matter hereof. This Agreement may be amended, modified or waived, in whole or in part, only by a writing signed by the party against whom enforcement thereof is sought. This Agreement shall be binding on the parties' respective successors and assigns.

                 I. Forbearance, neglect or failure of either party to enforce strict compliance with any or all provisions of this Agreement shall not waive any such provision or release the other party hereto in any way. A waiver of a past act or circumstance subsequent action or circumstance.

                 J. This Agreement shall be construed and enforced according to the laws of the State of New York.

                 K. For convenience, this instrument may be executed in one or more counterparts, each of which shall be deemed in all respects an original.

                                        ROYAL TANDEM LIFE INSURANCE COMPANY

                                        By:  /s/ MARIANNE KEARNS
                                             ---------------------------------
                                             (Name) Marianne Kearns

                                             Vice President
                                             ---------------------------------
                                             (Title)

                                        MERRILL LYNCH LIFE AGENCY, INC.

                                        A Washington Corporation

                                        By:  /s/ ROBERT C. MCCLANAHAN, JR.
                                             ---------------------------------
                                             (Name)  Robert C. McClanahan, Jr.

                                             Senior Vice President
                                             ---------------------------------
                                             (Title)

                             COMPENSATION SCHEDULE

This schedule is an addendum to the General Agency Agreement between the Royal Tandem Life Insurance Company (the "Company") and Merrill Lynch Life Agency, Inc. ("General Agent") and applies to the contracts listed below on and after the effective dates listed for such contracts, when issued by the Company and placed by agents licensed by the Company who are also sub-agents of the General Agent.

The General Agent agrees to refund to the Company any commissions attributable to policies or contracts NTO'd or wholly or partially surrendered during the first policy year. The charge to the General Agent will be equal to 100% of monies paid on any portion of the premium surrendered during the first six months and 50% of any portion of the premium surrendered during the second six months. For partial surrenders, the recovery will be based on the amount surrendered less the 10% free corridor amount. There will be no charge back as a result of the death of the annuitant.

Policy/Contract                Form Number                      Commission           Effective Date
Single Premium                 Alt 1 SPDA-RT-85B                   3.5%                   8-3-87
Deferred Annuity               Alt 2 SPDA-RT-85
                               Alt 3 SPDA-RT-85A

MERRILL LYNCH LIFE AGENCY, INC.            ROYAL TANDEM LIFE INSURANCE COMPANY

By:      /s/ ROBERT C. MCCLANAHAN, JR.     By:      /s/ JAMES MCDONNELL
         -------------------------------           ----------------------------
         Robert C. McClanahan, Jr.                  James McDonnell
Title:   Senior Vice President             Title:  Senior Vice President

Dated:   October 22, 1987                  Date:   November 9, 1987

POLICY/CONTRACT                FORM NUMBER                      COMMISSION           EFFECTIVE DATE

Modified Guaranteed            RT-MVA-90                           3.5%                  11/01/90
Annuity

MERRILL LYNCH LIFE AGENCY, INC.            ROYAL TANDEM LIFE INSURANCE COMPANY


By:      /s/ ROBERT C. MCCLANAHAN, JR.     By:      /s/ JOHN C. CIRINCION
         -------------------------------           ----------------------------
         Robert C. McClanahan, Jr.                  John C. Cirincion
Title:   Senior Vice President             Title:   Vice President

Dated:   December 27, 1990                 Date:    December 27, 1990

                                 AMENDMENT ONE

                                       To

                             COMPENSATION SCHEDULE

This schedule is an addendum to the General Agency Agreement between the Royal Tandem Life Insurance Company (the "Company") and Merrill Lynch Life Agency, Inc. ("General Agent") and applies to the contracts listed below on and after the effective dates listed for such contracts, when issued by the Company and placed by agents licensed by the Company who are also sub-agents of the General Agent.

The General Agent agrees to refund to the Company any commissions attributable to policies or contracts NTO-d or wholly or partially surrendered during the first policy year. The charge to the General Agent will be equal to 100% of monies paid on any portion of the premium surrendered during the first six months and 50% of any portion of the premium surrendered during the second six months. For partial surrenders, the recovery will be based on the amount surrendered less the 10% free corridor amount. There will be no charge back as a result of the death of the annuitant.

                                                                    Effective
Policy/Contract              Form Number           Commission       Date

Single Premium               Alt 1 SPDA-RT-85B         3.5%         8-3-87
Deferred Annuity             Alt 2 SPDA-RT-85
                             Atl 3 SPDA-RT-85A

                                 AMENDMENT TWO
                                       TO
                             COMPENSATION SCHEDULE
                 For Sale of Variable Life Insurance Policies

This schedule is an addendum to the General Agency Agreement between the Royal Tandem Life Insurance Company ("Company") and Merrill Lynch Life Agency Inc. ("General Agent") and applies to the policies listed below on and after the effective date set forth below, when issued by the Company and placed by agents licensed by the Company who are also sub-agents of the General Agent.

                                Effective 1/1/91

                            FLEXIBLE PREMIUM POLICY
                                        Policy
                                          Year                    COMMISSION

Prime Plan VII "Investor"
(Forms MEP87(Y) & MF.PS87(NY))
(% of Aggregate Premiums paid into the base Flexible Premium Life Policy)

First $1,000,000                            1                      3.50%
Next $2,500,000                                                    3.50
Excess                                                             3.00

First $1,000,000                            2-15                   3.50
Next $2,500,000                                                    3.50
Excess                                                             3.00

Prime Plan VII "7"
Prime Plan VII "Combo"
(Forms MFP87(NY))(MLPFS 87(NY))
(% of Aggregate Premiums paid into the base Flexible Premium Life Policy)

First $1,000,000                            1                      9.50%
Next $2,500,000                                                    7.50
Excess                                                             5.50


00182-CI1

First $1,000,000                            2-15                   6.35
Next $2,500,000                                                    4.35
Excess                                                             2.35

*Combo is the Prime Plan VII "7" sold along with the SPIAR

                      RIDERS FOR FLEXIBLE PREMIUM POLICIES

SPIAR
(Annuity Rider)
(% of premium paid for Single Premium Immediate Annuity Certain)
                                            1                       3.50%

Directed Life/2
(Form MSCP87) (45))
5 Pay - LPU @ 85
         Scheduled Payments


Contract                   Payment                            Total
  Year                     Period                             Commission

1                          9                                  35.20
                           10                                 38.40

                           11-15                              47.60
                           16-20                              54.40
                           21-LPU@85                          55.00

2                          5-8                                4.50
                           9-10                               6.50
                           11-20                              8.00
                           21-LPU@85                          10.25

3-7                        5-8                                4.00
                           9-LPU@85                           6.00
8-15                       5-LPU@85                           3.00
16+                        5-LPU@85                           0.00



Unscheduled Payments


00182-CI1
                                       2

               Contract
                 Year                              Total Commission

                  1-15                                   4.50%
                  16+                                    1.50*



                          * Service Fee

00182-CI1
                                       3

LPU @ 95 - (Plans A and B - Ages less than 55) (Form MSCP87(45))
         Scheduled Payments

                  Contract
                    Year                                    Total Commission

                  1                                             55.00%
                  2                                             10.25
                  3-7                                            7.50
                  8-15                                           3.00
                  16+                                            0.00


                              Unscheduled Payments

                  Contract
                    Year                                    Total Commission

                  1-15                                           4.50%
                  16+                                            1.50*


                                 * Service Fee

LPU @ 95 - (Plans A and B - Ages 55 and over) (Form MSCP87(45))
         Scheduled Payments

                  Contract
                    Year                                    Total Commission

                  1                                              55.00%
                  2                                              10.25
                  3-7                                            10.25
                  8-15                                            3.00
                  16+                                             0.00


                              Unscheduled Payments

00182-CI1
                                       4

                  Contract
                    Year                                    Total Commission

                  1-15                                            4.50%
                  16+                                             1.50*

                                 * Service Fee

00182-CI1
                                       5

LPU @ 95 - (Plan C) (Form MCP87(45))
         Scheduled Payments

                  Contract
                    Year                                    Total Commission

                  1                                              55.00%
                  2                                              10.25
                  3-7                                            10.25
                  8-15                                            3.00
                  16+                                             0.00


                              Unscheduled Payments

                  Contract
                    Year                                    Total Commission

                  1-15                                            4.50%
                  16+                                             1.50*


                                 * Service Fee

00182-CI1
                                       6

1.       RELATIONSHIP

         With respect to the offer and sale or variable life policies, it is understood that General Agent is associated with Merrill Lynch, Pierce, Fenner & Smith Inc. ("MLPF&S"). It is further understood that MLPF&S is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., that the agents or representatives of General Agent that will be soliciting applications for the Policies also will be registered representatives of MLPF&S, and that MLPF&S also will be responsible for training, supervision, and control of the agents or representatives selling the Policies and for otherwise complying with applicable federal and state securities law requirements applicable to it in connection with the sale of the Policies by its associated persons.

2.       LICENSING AND APPOINTMENT

         a. No agent or representative of General Agent shall solicit applications for the Policies until duly licensed and appointed by the Company as a life insurance agent of the Company in the appropriate states or other jurisdictions.

         b. General Agent shall ensure that such agents or representatives fulfill any training requirements necessary to be so licensed.

         c. General Agent also understands that agents or representatives of General Agent selling the Policies must have variable contract licenses where required and that certain states require that a special variable life insurance examination be passed by an agent before he can solicit applications for the Policies.

         d. It is understood that the Company reserves the right to refuse to appoint any proposed agent, or once appointed, to thereafter terminate the same.

3.       SOLICITATION

         General Agent also understands and acknowledges that neither it nor its agents or representatives is authorized by MLPF&S

00182-CI1
                                       7
         or the Company to give any information or make any representation in connection with this Agreement or the offering of the Policies other than those contained in the Prospectuses or other solicitation material authorized in writing by MLPF&S.

00182-CI1
                                       8

                                        SIGNATURES

                                        ML Life Insurance Company of New York

                                        By   /s/ BARRY G. SKOLNICK
                                             -----------------------------------
                                             Barry G. Skolnick

                                        Title     Senior Vice President, General
                                             -----------------------------------
                                                  Counsel, and Secretary
                                             -----------------------------------

                                        ML Life Agency Inc.,

                                        A Texas Corporation

                                        By    /s/ WILLIAM E. PICKENS
                                             -----------------------------------
                                             William E. Pickens

                                        Title     Chairman of the Board and
                                             -----------------------------------
                                                  President
                                             -----------------------------------

         Merrill Lynch Life Agency, Ltd., A Mississippi Corporation

         Merrill Lynch Life Agency, Inc., An Alabama Corporation

         Merrill Lynch Life Agency, Inc., An Arizona Corporation

         Merrill Lynch Life Agency, Inc., An Arkansas Corporation

         Merrill Lynch Life Agency, Inc., An Idaho Corporation

         Merrill Lynch Life Agency, Inc., An Illinois Corporation

         Merrill Lynch Life Agency of Maine, Inc., A Maine Corporation

00182-CI1
                                       9

         Merrill Lynch Life Agency, Inc., A Massachusetts Corporation

         Merrill Lynch Life Agency, Inc., A Montana Corporation

         Merrill Lynch Life Agency, Inc., A New Mexico Corporation

         Merrill Lynch Life Agency, Inc., An Ohio Corporation

         Merrill Lynch Life Agency, Inc., An Oklahoma Corporation

         Merrill Lynch Life Agency, Inc., A Puerto Rico Corporation

         Merrill Lynch Life Agency, Inc., A South Dakota Corporation

         Merrill Lynch Life Agency, Inc., A Wyoming Corporation

         Merrill Lynch Life Agency, Inc., A Virgin Islands Corporation

                                        By   /s/ WILLIAM A. WILDE
                                             -----------------------------------
                                             William A. Wilde

                                        Title     Vice President
                                             -----------------------------------

                                  Merrill Lynch Life Agency, Inc., A Washington
                                    Corporation

                                        By   /s/ WILLIAM A. WILDE
                                             -----------------------------------
                                             William A. Wilde

                                        Title Senior Vice President
                                             -----------------------------------

00182-CI1
                                       10

                     ML LIFE INSURANCE COMPANY OF NEW YORK
                         AMENDMENT 3 TO GENERAL AGENCY

                                   AGREEMENT

      The General Agency Compensation Schedule to the General Agency Agreement dated August 3,1987 between ML Life Insurance Company of New York ("MLLICNY") and Merrill Lynch Life Agency, Inc., et al. ("MLLA") is hereby amended due to, and as of the introduction of new products, such date being _______________.

      This schedule applies to the policies and contracts listed below on and after the effective dates listed for such policies and contracts, when issued by MLLICNY, and placed by agents who were licensed by MLLICNY and who were also agents of MLLA. MLLA agrees to refund to MLLICNY any commissions attributable to policies or contracts NTO'd or wholly or partially surrendered during the first six months and 50% on any portion of the premium surrendered during the second six months. There will be no charge back as a result of the death of the insured/annuitant.

POLICY/CONTRACT                                COMMISSION     EFFECTIVE DATE
INVESTOR LIFE
(Single or Joint and Last Survivor)
Flexible Premium Variable
Life Insurance
First Year
First $1,500,000                                  3.50%
Next $2,500,000                                   3.50%
Excess Over $4,000,000                            3.00%

INVESTOR LIFE PLUS

(Single or Joint and Last Survivor)
Flexible Premium Variable Life Insurance
First Year
First $1,500,000                                  9.50%
Next $2,500,000                                   7.50%
Excess Over $4,000,000                            5.50%

Renewal Years (2-15)(1)
First $1,500,000                                 6.35%
Next $2,500,000                                  4.35%
Excess Over $4,000,000                           2.35%

SPIAR Annuity Rider
All $$$                                          3.50%

Flexible Premium Variable Annuity
Initial Premium
  (Separate Account A*)                          3.50%
Internal 1035 Exchanges(2)                       3.50%
Additional Premiums                              3.50%

* Note:  There are no commissions paid on Separate Account B

----------------------------------

    1/   A Service Fee of 2.00% will be paid after year 15

    2/   When one produce is exchanged for another within MLLICNY

                                  SIGNATURES

                                        ML Life Insurance Company of New York

                                        By
                                             -----------------------------------
                                             Barry G. Skolnick

                                        Title   Senior Vice President, General
                                             -----------------------------------
                                                Counsel, and Secretary
                                             -----------------------------------

                                        ML Life Agency Inc.,

                                        A Texas Corporation

                                        By

                                             -----------------------------------
                                             William E. Pickens

                                        Title    Chairman of the Board and
                                             -----------------------------------
                                                 President
                                             -----------------------------------

      Merrill Lynch Life Agency, Ltd., A Mississippi Corporation

      Merrill Lynch Life Agency, Inc., An Alabama Corporation

      Merrill Lynch Life Agency, Inc., An Arizona Corporation

      Merrill Lynch Life Agency, Inc., An Arkansas Corporation

      Merrill Lynch Life Agency, Inc., An Idaho Corporation

      Merrill Lynch Life Agency, Inc., An Illinois Corporation

      Merrill Lynch Life Agency of Maine, Inc., A Maine Corporation

      Merrill Lynch Life Agency, Inc., A Massachusetts Corporation

      Merrill Lynch Life Agency, Inc., A Montana Corporation

      Merrill Lynch Life Agency, Inc., A New Mexico Corporation

      Merrill Lynch Life Agency, Inc., An Ohio Corporation

      Merrill Lynch Life Agency, Inc., An Oklahoma Corporation

      Merrill Lynch Life Agency, Inc., A Puerto Rico Corporation

      Merrill Lynch Life Agency, Inc., A South Dakota Corporation

      Merrill Lynch Life Agency, Inc., A Wyoming Corporation

      Merrill Lynch Life Agency, Inc., A Virgin Islands Corporation


                                        By
                                             -----------------------------------
                                             William A. Wilde

                                        Title     Vice President
                                             -----------------------------------

                                  Merrill Lynch Life Agency, Inc., A Washington
                                    Corporation

                                        By
                                             -----------------------------------
                                             William A. Wilde

                                        Title      Senior Vice President
                                             -----------------------------------